Exhibit 16.1

May 13, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by ADM Endeavors, Inc. which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of ADM Endeavors, Inc., dated April 24, 2024. We agree with the statements concerning our Firm in such Form 8-K. We have no basis to agree or disagree with the statements regarding the other firm.

Very truly yours,

/s/ M&K CPAS, PLLC